Filed Pursuant to Rule 424(b)(5)
Registration No. 333-194032

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED FEBRUARY 19, 2015

Prospectus Supplement

(To Prospectus dated February 19, 2014)

$

Kemper Corporation

    % Senior Notes due 20

We are offering $         of our     % Senior Notes due 20    . We will pay interest semi-annually in arrears on the notes on                      and                      of each year, commencing                     , 2015. We may redeem the notes at any time prior to maturity, in whole or in part, at the applicable redemption prices described in this prospectus supplement.

The notes will be unsecured and will rank equally with all of our other existing and future senior unsecured and unsubordinated debt. The notes will be issued only in registered book-entry form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on                     , 20        .

The notes are a new issuance of securities with no established trading market. The notes will not be listed on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein, for a discussion of certain risks that you should consider in connection with an investment in the notes.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Kemper Corporation(1)
Per Note	$	$	$
Total	$	$	$

(1)	Plus accrued interest from , 2015, if settlement occurs after that date.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment in New York, New York on or about                     , 2015.

Joint Book-Running Managers

J.P. Morgan	Wells Fargo Securities

The date of this prospectus supplement is February     , 2015.

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “we,” “us,” “our,” the “Company,” or “Kemper” refer to Kemper Corporation. In “Cautionary Note Regarding Forward-Looking Statements,” such terms refer to Kemper Corporation and its subsidiaries.

This prospectus supplement describes the terms of the notes we are offering and certain other matters relating to us and our financial condition. The accompanying prospectus provides you with a general description of the securities we may offer from time to time, some of which may not apply to the notes offered hereby. This prospectus supplement may also add, update or change information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information.” If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. Neither we nor the underwriters take any responsibility for, nor can we provide any assurance as to the reliability of, any different or additional information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate on any date other than the date on the front cover of such document or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement or the accompanying prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in such documents or in our affairs since the date of this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and documents incorporated by reference in this prospectus supplement and the accompanying prospectus may contain information that includes or is based on forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may” and other words and terms of similar meaning in connection with a discussion of future operating, financial performance or financial condition. Forward-looking statements, in particular, include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, we caution readers not to place undue reliance on such statements, which speak only as of the date such statements were first made. We

S-ii

base these statements on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results and financial condition. The reader should consider the following list of general factors that could affect our future results and financial condition, as well as those discussed under Item 1A., Risk Factors, in our most recent Annual Report on Form 10-K.

Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are:

Factors related to the legal and regulatory environment in which the Company operates

•	developments in, and outcomes of, initiatives by state officials that could result in significant changes to unclaimed property laws, or significant changes to the interpretations of existing laws, and significant changes in claims handling practices with respect to life insurance policies, especially to the extent that such initiatives result in retroactive application of new requirements to existing life insurance policy contracts;

•	adverse outcomes in litigation or other legal or regulatory proceedings involving Kemper or its subsidiaries or affiliates;

•	governmental actions, including, but not limited to, implementation of the provisions of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 , the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Risk Management and Own Risk and Solvency Assessment Model Act and other new laws, regulations or court decisions interpreting existing laws and regulations or policy provisions;

•	uncertainties related to regulatory approval of insurance rates, policy forms, license applications and similar matters;

•	uncertainties related to regulatory approval of dividends from insurance subsidiaries, acquisitions of businesses and similar matters;

Factors relating to insurance claims and related reserves in the Company’s insurance businesses

•	the incidence, frequency, and severity of catastrophes occurring in any particular reporting period or geographic area, including natural disasters, pandemics and terrorist attacks or other man-made events;

•	the number and severity of insurance claims (including those associated with catastrophe losses) and their impact on the adequacy of loss reserves;

•	changes in facts and circumstances affecting assumptions used in determining loss and loss adjustment expenses reserves;

•	the impact of inflation on insurance claims, including, but not limited to, the effects attributed to scarcity of resources available to rebuild damaged structures, including labor and materials and the amount of salvage value recovered for damaged property;

•	developments related to insurance policy claims and coverage issues, including, but not limited to, interpretations or decisions by courts or regulators that may govern or influence losses incurred in connection with hurricanes and other catastrophes;

•	orders, interpretations or other actions by regulators that impact the reporting, adjustment and payment of claims;

•	changes in the pricing or availability of reinsurance, or in the financial condition of reinsurers and amounts recoverable therefrom;

S-iii

Factors related to the Company’s ability to compete

•	changes in the ratings by rating agencies of Kemper and/or its insurance company subsidiaries with regard to credit, financial strength, claims paying ability and other areas on which the Company is rated;

•	the level of success and costs incurred in realizing economies of scale, implementing significant business consolidations, reorganizations and technology initiatives and integrating acquired businesses;

•	absolute and relative performance of the Company’s products or services;

•	heightened competition, including, with respect to pricing, entry of new competitors and alternate distribution channels, introduction of new technologies, the emergence of telematics, refinements of existing products and the development of new products by new and existing competitors;

Factors relating to the business environment in which the Company operates

•	changes in general economic conditions, including, but not limited to, performance of financial markets, interest rates, inflation, unemployment rates and fluctuating values of particular investments held by the Company;

•	absolute and relative performance of investments held by the Company;

•	changes in industry trends and significant industry developments;

•	changes in capital requirements, including the calculations thereof, used by regulators and rating agencies;

•	regulatory, accounting or tax changes that may affect the cost of, or demand for, the Company’s products or services or after-tax returns from the Company’s investments;

•	the impact of required participation in windpools and joint underwriting associations, residual market assessments and assessments for insurance industry insolvencies;

•	changes in distribution channels, methods or costs resulting from changes in laws or regulations, lawsuits or market forces; and

•	increased costs and risks related to information technology and data security, including, but not limited to, identity theft and the prevention of, or occurrence of, disruption of services.

Other risks and uncertainties described from time to time in Kemper Corporation’s filings with the Securities and Exchange Commission, or the SEC

While we believe that the assumptions underlying such forward-looking statements are reasonable, we cannot provide any assurances that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable or that future events or developments will not cause such statements to be inaccurate. All forward-looking statements contained in this prospectus supplement and the accompanying prospectus and documents incorporated by reference in this prospectus supplement and the accompanying prospectus are qualified in their entirety by this cautionary statement. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements for any changes in events or circumstances or in our expectations or results.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference herein.

Kemper Corporation

We are a diversified insurance holding company whose primary source of funds for the payment of interest and principal on our obligations or dividends to our shareholders is dividends from our subsidiaries. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments. We were incorporated in Delaware in 1990.

Through our subsidiaries, we provide automobile, homeowners, life, health, and other insurance products to individuals and businesses. We conduct our operations through two operating segments: Property & Casualty Insurance segment and Life & Health Insurance segment.

The Property & Casualty Insurance segment mostly distributes its products through independent agents and brokers who are paid commissions for their services. The Property & Casualty Insurance segment’s products are also distributed through employer-sponsored voluntary benefit programs and other affinity relationships. The Property & Casualty Insurance segment’s direct-to-consumer operations were placed into run-off in 2012 and accounted for approximately 8% of the Property & Casualty Insurance segment’s earned premiums in 2014. The Property & Casualty Insurance segment provides automobile, homeowners, renters, fire, umbrella and other types of property and casualty insurance to individuals and commercial automobile insurance to businesses. In addition, the Life & Health Insurance segment’s career agents also sell contents coverage for personal property to its customers.

The Company’s Life & Health Insurance segment consists of the Kemper Home Service Companies and Reserve National Insurance Company, or Reserve National. A network of employee, or “career,” agents distributes products of the Kemper Home Service Companies. The Kemper Home Service Companies focus on providing individual life and supplemental accident and health insurance products to customers of modest incomes who desire basic protection for themselves and their families. Reserve National distributes its products through a network of independent agents and brokers. Reserve National has traditionally specialized in the sale of Medicare Supplement insurance and limited health insurance coverages such as fixed indemnity and accident-only plans, primarily to individuals in rural areas who often do not have access to a broad array of accident and health insurance products tailored to meet their individual and family needs. Reserve National began expanding its distribution channels during 2013 by launching two marketing channel initiatives—Kemper Senior Solutions and Kemper Benefits. Kemper Senior Solutions markets life insurance and home health care products focusing on the individual, senior-age demographic of the market place. Kemper Benefits sells voluntary products in the employer market place. Brokers and non-exclusive independent agents are utilized to market and distribute products in these new distribution channels.

Our principal executive offices are located at One East Wacker Drive, Chicago, Illinois 60601, and our telephone number is (312) 661-4600. Our website is kemper.com. The content of our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of such documents.

Summary of the Offering

The summary below sets forth some of the principal terms of the notes. Please read the “Description of Notes” section of this prospectus supplement for a more detailed description of the terms and conditions of the notes.

Issuer	Kemper Corporation

Securities Offered	$ aggregate principal amount of % Senior Notes due 20 .

Maturity	The notes will mature on , 20 .

Interest	The notes will bear interest at an annual rate of %. We will pay interest on the notes semi-annually in arrears on and of each year, beginning on , 2015.

Record Date	We will make interest payments on the notes to the record holders of the notes at the close of business on the immediately preceding or , as applicable, whether or not a business day. However, interest that we pay on the maturity date or redemption date will be payable to the person to whom the principal will be payable.

Optional Redemption	Prior to , , we may redeem the notes, in whole at any time or in part from time to time, at our option at a redemption price equal to accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date plus the greater of (a) 100% of the principal amount of the notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus basis points. On or after , 20 ( months prior to their maturity date), we may redeem the notes, in whole at any time or in part from time to time, at our option at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

Ranking	The notes are unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.

Form and Denomination	The notes will be issued as book-entry notes in the form of one or more registered global securities deposited with a custodian for The Depository Trust Company. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Events of Default	Events of default include failure to pay principal or any premium, failure to pay interest, and events of bankruptcy, insolvency or reorganization. See “Description of Notes—Events of Default.”

Use of Proceeds	We intend to use the net proceeds of this offering, together with other available cash (if necessary), to redeem, repurchase or otherwise retire at or prior to maturity all of our outstanding 6.000% Senior Notes due November 30, 2015 (the “2015 Notes”) and, to the extent the net proceeds exceed the amount required for that purpose, for general corporate purposes, which may include, among other things, redemption, repurchase or retirement of other indebtedness. Pending the application of the net proceeds from this offering, we may invest the net proceeds in short-term, liquid investments. See “Use of Proceeds” in this prospectus supplement. This prospectus supplement does not constitute a notice of redemption with respect to the 2015 Notes.

Conflicts of Interest	We intend to use net proceeds of this offering, together with other available cash (if necessary), to redeem, repurchase or otherwise retire at or prior to maturity all of our outstanding 2015 Notes. Wells Fargo Securities, LLC or its affiliates hold a portion of our 2015 Notes, and, consequently, may receive more than 5% of the proceeds of this offering, not including underwriting compensation. As a result, such underwriter will have a “conflict of interest” as defined in Rule 5121 adopted by the Financial Industry Regulatory Authority. Consequently, this offering will be conducted in accordance with Rule 5121.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	State of New York

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of certain risks that you should consider in connection with an investment in the notes.

Summary Consolidated Financial Information

The following tables set forth summary consolidated financial information concerning Kemper and its subsidiaries as of, and for the years ended, December 31, 2014, 2013 and 2012. You should refer to the consolidated financial statements, including notes thereto, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

	Years Ended December 31,
	2014	2013	2012
	(in millions)
Consolidated Statements of Income Data:
REVENUES
Earned Premiums	$1,862.2	$2,025.8	$2,107.1
Net Investment Income	309.1	314.7	295.9
Other Income	1.4	0.8	0.8
Net Realized Gains on Sales of Investments	39.1	99.1	65.4
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(15.2)	(15.8)	(7.2)
Portion of Losses Recognized in Other Comprehensive Income	—	1.9	0.3

Net Impairment Losses Recognized in Earnings	(15.2)	(13.9)	(6.9)

Total Revenues	2,196.6	2,426.5	2,462.3

EXPENSES
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	1,261.7	1,357.2	1,582.1
Insurance Expenses	628.4	654.4	672.3
Write-off of Long-lived Asset	54.6	—	—
Interest and Other Expenses	91.7	100.5	85.5

Total Expenses	2,036.4	2,112.1	2,339.9

Income from Continuing Operations before Income Taxes	160.2	314.4	122.4
Income Tax Expense	(47.6)	(99.9)	(30.6)

Income from Continuing Operations	112.6	214.5	91.8

Income from Discontinued Operations	1.9	3.2	11.6

Net Income	$114.5	$217.7	$103.4

	Years Ended December 31,
	2014	2013	2012
Income from Continuing Operations Per Unrestricted Share:
Basic	$2.08	$3.75	$1.55

Diluted	$2.08	$3.74	$1.54

Net Income Per Unrestricted Share:
Basic	$2.12	$3.81	$1.75

Diluted	$2.12	$3.80	$1.74

Dividends Paid to Shareholders Per Share	$0.96	$0.96	$0.96

	As of December 31,
	2014	2013	2012
	(in millions)
Consolidated Balance Sheet Data:
Total Assets	$7,833.4	$7,656.4	$8,009.1
Total Liabilities	$5,742.7	$5,604.9	$5,847.4
Total Shareholders’ Equity	$2,090.7	$2,051.5	$2,161.7

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges on a consolidated basis for each of the years ended December 31, 2014, 2013, 2012, 2011 and 2010 and our pro forma ratio of earnings to fixed charges on a consolidated basis for the year ended December 31, 2014.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)	4.2x	7.8x	3.8x	2.2x	5.4x
Pro Forma Ratio of Earnings to Fixed Charges(2)	x

(1)	The ratios of earnings to fixed charges have been computed on a consolidated basis by dividing (a) Income from Continuing Operations before Income Taxes less Equity in Earnings of Equity Method Limited Liability Investments, plus Distribution of Accumulated Earnings of Equity Method Limited Liability Investments, plus fixed charges, and less capitalized interest by (b) fixed charges. Fixed charges consist of interest on debt and a factor for interest included in rent expense. Income from Continuing Operations before Income Taxes has the meaning as set forth in the Consolidated Statements of Income included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Equity in Earnings of Equity Method Limited Liability Investments and Distribution of Accumulated Earnings of Equity Method Limited Liability Investments have the meanings corresponding to those of the like-captioned items set forth in the Consolidated Statement of Cash Flows included in our Annual Report on Form 10-K for the year ended December 31, 2014.
(2)	The pro forma ratio of earnings to fixed charges for the year ended December 31, 2014 is based on the assumption that the notes were issued on January 1, 2014 and that the 2015 Notes that would be retired through the application of net proceeds of the offering of the notes were not outstanding during 2014. See “Use of Proceeds.” The pro forma ratio of earnings to fixed charges does not necessarily represent what the actual ratio of earnings to fixed charges would have been had the notes been issued on, and such 2015 Notes not been outstanding since, the date assumed and is not necessarily indicative of our future ratio of earnings to fixed charges.

RISK FACTORS

An investment in the notes involves risks. Before deciding to invest in the notes, you should carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference into this prospectus supplement, the disclosure under “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and the following discussion of risks. The risks and uncertainties described in the reports we file with the SEC and below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also adversely affect our business, operating results, cash flows and financial condition.

Risks Related to the Notes

The indenture will not restrict the amount of additional debt that we may incur.

The notes and indenture under which the notes will be issued will not place any limitation on the amount of secured or unsecured debt, including senior indebtedness, that we may incur. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value, if any, of your notes, and a risk that the credit rating of the notes is lowered or withdrawn.

Kemper relies on receiving dividends from its subsidiaries to service its debt.

As a holding company with no business operations of its own, Kemper depends on the dividend income that it receives from its subsidiaries as the primary source of funds to pay interest and principal on its outstanding debt obligations. Kemper’s insurance subsidiaries are subject to significant regulatory restrictions under state insurance laws and regulations that limit their ability to declare and pay dividends. These laws and regulations impose minimum solvency and liquidity requirements on dividends between affiliated companies and require prior notice to, and may require approval from, state insurance regulators before dividends can be paid. In addition, third-party rating agencies monitor statutory capital and surplus levels for capital adequacy. Even though a dividend may be payable without regulatory approval, an insurance subsidiary may forgo paying a dividend to Kemper and retain the capital in its insurance subsidiaries to maintain or improve the ratings of Kemper’s insurance subsidiaries. The inability of one or more of Kemper’s insurance subsidiaries to pay sufficient dividends to Kemper may materially affect Kemper’s ability to pay its debt obligations on time.

The notes will be effectively subordinated to any secured obligations that we may have outstanding and to the obligations of our subsidiaries.

Although the notes will be unsubordinated obligations, they will be effectively subordinated to any secured obligations that we may have, to the extent of the assets that serve as security for those obligations. We do not currently have any material secured obligations. In addition, our subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due under our indebtedness, including the notes, or to make any funds available to us so that we can do so. As a result, the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries, including capital lease obligations and any Federal Home Loan Bank advances that may be obtained by our subsidiaries that are members of a Federal Home Loan Bank. Except for capital lease obligations of $4.1 million, as of December 31, 2014, our subsidiaries had no third party indebtedness outstanding which would be effectively senior to the notes.

An active secondary trading market for the notes may not develop.

The notes are a new issuance of securities with no established trading market and the notes will not be listed on any securities exchange. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity with respect to the notes at any time without notice. Consequently, an active secondary trading market for the notes may not develop, and, if one does develop, it may not be sustained or provide any significant liquidity. If an active trading market for the notes does not develop, the notes may be more likely to trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our financial performance and other factors. As a result, if you decide to resell your notes there may be few, if any, potential buyers, which may in turn adversely affect the price you receive for your notes or limit your ability to resell your notes.

The notes will not have the benefit of certain contractual protections found in other debt securities.

The notes and the indenture will not protect you in the event of a highly leveraged transaction or a credit downgrade. The indenture will not contain any financial covenants and will not restrict us from paying dividends to the holders of our common stock. In addition, we will not be restricted under the indenture from granting security interests over our assets.

We may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that we believe will maximize equity returns of our shareholders but may involve risks to holders of the notes.

From time to time, we consider opportunities for acquisitions of businesses or other assets and other strategic transactions. These transactions may involve risks, such as risks of integration of acquired businesses and loss of cash flows and market positions of disposed businesses. In addition, if our business performs according to our financial plan, the indenture governing the notes will allow us substantial flexibility to pay dividends on, or make significant repurchases of, our common stock. These transactions will be subject to the discretion of our board of directors. There can be no assurance that we will effect any of these transactions, but, if we do, risks to the holders of the notes may be increased, possibly materially.

The notes may be redeemed prior to maturity and such redemption may adversely affect your return on the notes.

We have the option to redeem the notes at any time prior to maturity, in whole or in part, at the applicable redemption prices described under “Description of Notes—Optional Redemption of the Notes.” If we choose to exercise this option, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

Changes in our credit ratings or the debt markets could adversely affect the market price of the notes.

The market price for the notes depends on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	the existence of an active secondary trading market for the notes;

•	our operating results, financial condition, financial performance and future prospects; and

•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we or our subsidiaries are doing business and the financial markets generally.

The price of the notes may be adversely affected by unfavorable changes in these or other factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

Credit rating agencies continually review their ratings for the companies that they follow, including us, and their ratings of us are based on numerous factors, including, among other things, financial strength and including factors not entirely within our control, such as conditions affecting, or the rating agencies’ views of, the financial services industry or the insurance industry generally. For example, the credit rating agencies also evaluate the insurance industry as a whole and may change our credit ratings based on their overall views of our industry. Any negative change in our ratings or any perceived decrease in our creditworthiness could have an adverse effect on the price of the notes.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of notes will be approximately $         after deducting the underwriting discount and our estimated expenses related to this offering. We intend to use the net proceeds of this offering, together with other available cash (if necessary), to redeem, repurchase or otherwise retire at or prior to maturity all of the outstanding 2015 Notes and, to the extent the net proceeds exceed the amount required for that purpose, for general corporate purposes, which may include, among other things, redemption, repurchase or retirement of other indebtedness. Pending the application of the net proceeds from this offering, we may invest the net proceeds in short-term, liquid investments. This prospectus supplement does not constitute a notice of redemption with respect to the 2015 Notes.

The 2015 Notes, of which $250 million principal amount is outstanding, bear interest at a rate of 6.00% per annum, payable semi-annually, and have a scheduled maturity date of November 30, 2015.

CAPITALIZATION

The table below shows our consolidated capitalization on an actual basis as of December 31, 2014. The table also shows our consolidated capitalization on an as adjusted basis to reflect the issuance and sale of the notes and the application of net proceeds from the issuance and sale of the notes, together with other available cash (if necessary), to redeem, repurchase or otherwise retire at or prior to maturity all of the outstanding 2015 Notes. See “Use of Proceeds.” You should refer to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

	As of December 31, 2014
	Actual	As Adjusted
	(in millions)
Debt:
6.00% Senior Notes due May 15, 2017(1)	$358.5		$358.5
6.000% Senior Notes due November 30, 2015(1)	249.5		—
7.375% Subordinated Debentures due 2054(1)	144.1		144.1
Borrowings Under Credit Facility(2)	—		—
Federal Home Loan Bank Advances	—		—
Capital Lease Obligations(3)	4.1		4.1
Notes Offered Hereby(1)	—

Total Debt	756.2

Shareholders’ Equity:
Common Stock, $0.10 Par Value, 100,000,000 Shares Authorized, 52,418,246 Shares Issued and Outstanding	5.2		5.2
Preferred Stock, $0.10 Par Value, 20,000,000 Shares Authorized, No Shares Issued and Outstanding .	—		—
Paid-in Capital	660.1		660.1
Retained Earnings	1,202.7		1,194.7	(4)
Accumulated Other Comprehensive Income	222.7		222.7

Total Shareholders’ Equity	2,090.7		2,082.7

Total Debt and Shareholders’ Equity	$2,846.9	$

(1)	Aggregate principal amount, net of unamortized issuance expenses.
(2)	In connection with the issuance of the notes offered hereby, we intend to obtain an amendment to our $225.0 million unsecured, revolving credit agreement to modify the financial covenant limiting the ratio of our total debt to total capitalization on a consolidated basis such that our total debt on a consolidated basis would, during the period from the date of issuance of the notes until the earlier of (a) the November 30, 2015 scheduled maturity date of the 2015 Notes and (b) the payment in full in cash of the 2015 Notes, be calculated net of unrestricted cash and specified cash equivalents held by us.
(3)	Aggregate minimum capital lease payments, net of imputed interest.
(4)	Adjustment to retained earnings gives effect as of December 31, 2014 to retirement of the 2015 Notes by redemption. Retirement of the 2015 Notes at their scheduled maturity would result in no adjustment to retained earnings.

DESCRIPTION OF NOTES

Set forth below is a description of the terms of the notes. This description supplements, and should be read together with, the disclosure in the accompanying prospectus under the caption “Description of Debt Securities.” Any information regarding the notes contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will supersede any inconsistent information in the accompanying prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture, as supplemented by the second supplemental indenture to provide for the issuance of the notes, which we collectively refer to as the “Indenture,” between Kemper Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the “Trustee,” pursuant to which the notes will be issued. As used in this “Description of Notes” section, unless the context otherwise requires, references to “we,” “us,” “our” or “the Company” refer to Kemper Corporation.

General

The notes will be issued under the Indenture and will initially be limited in aggregate principal amount to $            . The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Payments of principal of, and interest on, the notes will be made in U.S. dollars. The provisions of the Indenture pertaining to unclaimed moneys will apply to the notes. The notes will not be entitled to the benefit of any sinking fund.

We may, without notice to or consent of the holders of the notes, re-open and issue additional     % Senior Notes due 20         having the same ranking, interest rate, maturity date and other terms as the notes of such series being offered by this prospectus supplement, provided that if the additional notes are not fungible for United States federal income tax purposes with the notes being offered by this prospectus supplement, the additional notes will have a separate CUSIP number. Any additional notes, together with the notes offered by this prospectus supplement, will constitute a single series of debt securities under the Indenture. The notes and the Indenture do not place any limitation on the amount of debt that may be incurred by us.

Maturity

The notes will mature on                     , 20        .

Interest

Interest on the notes will accrue at an annual rate equal to the rate indicated on the cover of this prospectus supplement, and will be payable semi-annually in arrears on                     and                      of each year, beginning on                     , 2015, each of which dates we refer to as an interest payment date, to the record holders of the notes at the close of business on the immediately preceding                      or                     , as applicable, whether or not a business day. However, interest that we pay on the maturity date or a redemption date will be payable to the person to whom the principal will be payable.

Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the notes is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay).

Interest not paid on any payment date will accrue and compound semi-annually at a rate per year equal to the rate of interest on the notes until paid. References to “interest” include interest accruing on the notes, payments, other unpaid amounts and compounded interest, as applicable.

Optional Redemption of the Notes

Prior to                     , 20        , we may redeem the notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, the redemption date plus the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points.

On or after                     , 20         (             months prior to their maturity date), we may redeem the notes, in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities maturing on                     , 20        .

“Independent Investment Banker” means one of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, and their successors, appointed by us or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Comparable Treasury Price” means with respect to any date of redemption for the notes (1) the average of four Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC, and its successors, (ii) a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC, and its successors, and (iii) two other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), specified by us; provided that if any of the foregoing or any Primary Treasury Dealer specified by us shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any date of redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such date of redemption.

Notice of any optional redemption of any notes will be given to registered holders of the notes to be redeemed or, if the notes are represented by one or more global security certificates, sent in accordance with the procedures of the depositary not more than 90 nor less than 30 days prior to the date fixed for redemption, except that a notice of redemption may be given more than 90 days prior to the date fixed for redemption if the notice is issued in connection with the satisfaction and discharge of the Indenture with respect to the notes as described under “—Satisfaction and Discharge.” A notice of redemption and the redemption to which it relates may, at our option and discretion, be subject to the satisfaction of any conditions precedent contained in such notice of redemption. If less than all of the notes are to be redeemed, and such notes are at the time represented by one or more global security certificates, then the notes to be redeemed will be selected in accordance with the procedures of the depositary. If less than all of the notes are to be redeemed, and such notes are not represented by one or more global security certificates, then the Trustee will select the particular notes to be redeemed by lot or in such manner it deems appropriate. In any case, the principal amount of a note remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

On and after the date of redemption, interest will cease to accrue on the notes or any portion of the notes called for redemption, unless we default in the payment of the redemption amount.

Restrictions on Mergers, Consolidations and Sales of Substantially all Assets

The Indenture provides that we may not merge with or into or consolidate with any other Person, or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any other Person other than a Wholly Owned Subsidiary of ours, unless:

•	we are the surviving corporation or the Person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made (the “successor Person”), if other than us, assumes our obligations in the notes and under the Indenture; and

•	after giving effect to such transaction, no default under the Indenture has occurred or is continuing.

The successor Person will be the successor to us, and will be substituted for and may exercise every right and power and become the obligor on the notes, but, in the case of a lease of all or substantially all of our properties and assets, we will not be released from our obligations under the Indenture and the notes.

Notwithstanding the foregoing, we need not comply with the provision described in the second bullet point of the immediately preceding paragraph in connection with (i) any merger of us with or into, or any consolidation of us with, any Wholly Owned Subsidiary of ours or (ii) any merger of us with or into, or any consolidation of us with, an affiliate of ours solely for the purpose of our reincorporating or reorganizing in another jurisdiction.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

“Wholly Owned Subsidiary” means, with respect to any Person: (a) any corporation, limited liability company, association or other business entity of which 100% of the total voting power of shares (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Wholly Owned Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Wholly Owned Subsidiaries of that Person (or any combination thereof).

“Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Subsidiary” means, with respect to any Person: (a) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Events of Default

The following events will constitute an event of default with respect to the notes under the Indenture:

•	a default in payment of principal of, or any premium on, the notes when due;

•	a default for 30 days in payment of any interest on the notes when due;

•	there occurs with respect to any indebtedness of the Company or any of its subsidiaries having an outstanding principal amount of $75,000,000 or more in the aggregate for all such indebtedness of all such persons (i) an event of default that results in such indebtedness being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period; or

•	the Company fails to observe or perform any other of its covenants or agreements contained in the Indenture for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default”, has been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least 25% in principal amount of the notes outstanding; or

•	specified events of our bankruptcy, insolvency or reorganization.

If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of all the notes to be due and payable immediately by a notice in writing to us, and to the Trustee if given by holders. If an event of default occurs because of specified events of our bankruptcy, insolvency or reorganization, the principal amount of all the notes will be automatically accelerated, without any action by the Trustee or any holder thereof.

A holder of the notes will only have the right to institute a proceeding under the Indenture or to seek other remedies with respect to an event of default if:

•	the holder has given written notice to the Trustee of an event of default;

•	the holders of not less than 25% in principal amount of the outstanding notes have requested the Trustee in writing to take action in respect of the matter complained of;

•	these holders have offered security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby;

•	the Trustee does not institute a proceeding within 60 days; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding notes.

We will annually file statements with the Trustee regarding our compliance with the covenants in the Indenture. The Trustee will generally give the holders of the notes notice within 90 days of the occurrence of a default known to the Trustee.

Modification of Indenture and Notes

With certain exceptions, the Indenture and the notes may be modified or amended with the consent of the holders of not less than a majority in principal amount of the notes affected by the modification or amendment. However, no such modification or amendment may be made, without the consent of the holder of each note affected, which would:

•	change the stated maturity of the principal of the notes;

•	reduce the principal amount on the notes or the rate of interest thereon or any premium payable upon the redemption of the notes;

•	change any place of payment where, or the coin or currency in which, any note or the interest or any premium thereon is payable;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of a redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the notes, the consent of holders of which is required to modify or amend the Indenture or the notes, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults therein and their consequences provided in the Indenture;

•	modify any of the provisions described under “—Modification of Indenture and Notes” or provisions under the Indenture relating to waivers of defaults and waivers of compliance with certain provisions of the Indenture, except to increase the percentage in principal amount of holders required under any such provision or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or

•	modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

Without the consent of any holders of the notes, we and the Trustee may modify or amend the Indenture or the notes for, among other things, any of the following purposes:

•	to add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us in the Indenture;

•	to add events of default;

•	to add to, change or eliminate any of the provisions of the Indenture to provide, change or eliminate any restrictions on the payment of principal on the notes, provided that any such action shall not adversely affect the interests of the holders of notes in any material respect;

•	to evidence the succession of another person to us in compliance with the Indenture and the assumption by any such successor of the covenants in the Indenture and in the notes;

•	to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the notes in compliance with the Indenture and to add to or change any of the provisions of the Indenture as may be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;

•	to secure the notes;

•	to cure any ambiguity or to correct or supplement any provision of the Indenture or the notes which may be defective or inconsistent with any other provision of the Indenture or the notes or to conform the terms of the Indenture that are applicable to the notes to the description of the terms of the notes in this prospectus supplement;

•	to add to or change or eliminate any provision of the Indenture or the notes as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended;

•	to add guarantors or co-obligors with respect to the notes;

•	to make any change that does not adversely affect in any material respect the rights of the holders of the notes;

•	to provide for the issuance of the notes in uncertificated form or to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of the notes in uncertificated form;

•	to comply with the requirements of any applicable securities depositary;

•	to supplement any of the provisions of the Indenture or the notes to such extent as necessary to permit or facilitate the defeasance and discharge of the notes, provided that any such action shall not adversely affect in any material respect the interests of the holders of the notes; or

•	to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or the notes or to add to the rights of holders of the notes.

Defeasance and Covenant Defeasance

We may elect either to:

•	be discharged from our obligations with respect to the notes (except as otherwise provided in the Indenture) (“discharge”) or

•	be released from our obligations with respect to certain covenants that are described in the Indenture (“covenant defeasance”),

upon the deposit with the Trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money (or a combination of money and United States government obligations) in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the notes to maturity or redemption, as the case may be. As a condition to discharge or covenant defeasance, among others, we must deliver to the Trustee an opinion of counsel to the effect that the beneficial owners of such series of notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such discharge or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such discharge or covenant defeasance had not occurred. In the case of a discharge, such opinion of counsel must refer to or be based on a ruling of the IRS or applicable court to that effect or a change in applicable United States federal income tax law occurring after the original issue date of the notes. We may exercise our discharge option with respect to the notes notwithstanding our prior exercise of our covenant defeasance option.

If we exercise our covenant defeasance option, payment of the notes may not thereafter be accelerated by reference to any covenant from which we are released as described in the second bullet point in the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Satisfaction and Discharge

Upon our written order to the Trustee, the Indenture will cease to be of further effect with respect to the notes (except as to any surviving rights of registration of transfer or exchange of the notes expressly provided for in the Indenture and rights to receive payments of principal of and premium, if any, and interest on the notes), and the Trustee will execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the notes, when:

•	either

•	all of the notes theretofore authenticated and delivered (other than (A) notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in the Indenture and (B) notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust, as provided in the Indenture) have been delivered to the Trustee for cancellation; or

•	all of the notes not theretofore delivered to the Trustee for cancellation,

(A) have become due and payable, or

(B) will become due and payable at their stated maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee,

and we, in the case of (A), (B) or (C) above, have deposited or caused to be deposited with the Trustee or paying agent an amount sufficient to pay and discharge the entire indebtedness on the notes for principal and premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the notes; and

•	we have delivered to the Trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to the notes have been complied with.

Transfer

No service charge will be made for any registration of transfer or exchange of notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Book-Entry System

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

Investors may elect to hold interests in the notes in global form through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (“Euroclear”), if

they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’ s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants (the “DTC Participants”) deposit with the depositary. The depositary also facilitates the settlement among DTC Participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the NYSE MKT LLC, and the Financial Industry Regulatory Authority, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and DTC Participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

We will issue certificated notes to each person that the depositary identifies as the beneficial owner of the notes represented by a global security certificate upon surrender by the depositary of the global security certificate if:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for such global security certificate or ceases to be a clearing agency registered under the Exchange Act;

•	an event of default under the notes has occurred and is continuing; or

•	we determine not to have the notes represented by a global security certificate.

Neither we nor the Trustee will be liable for any delay by the depositary or its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these global security certificates for all purposes under the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the notes represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the Indenture.

All payments on the notes represented by the global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

About the Trustee

The Bank of New York Mellon Trust Company, N.A. is the Trustee. Subject to the provisions of the Trust Indenture Act of 1939, as amended, the Trustee is under no obligation to exercise any of its powers vested in it by the Indenture at the request of any holder of the notes unless the holder offers the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might result. The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties if the Trustee believes that it is not reasonably assured of repayment or adequate indemnity. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Trustee serves as trustee with respect to outstanding debt securities of the Company other than the notes. The Bank of New York Mellon, an affiliate of the Trustee, is a lender under our revolving credit agreement.

The Trustee may resign or be removed with respect to one or more series of debt securities under the Indenture, and a successor trustee may be appointed to act with respect to such series.

Applicable Law

The notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Payment and Paying Agent

We will pay principal of, and premium, if any, and interest on, the notes at the office of the paying agent designated by us, except that we may pay interest by check mailed to the registered holder or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the registered holder.

Subject to applicable abandoned property law, any money deposited with the Trustee or any paying agent for the payment of the principal of and premium, if any, or interest on a note which remains unclaimed at the end of two years after such principal and premium, if any, or interest has become due and payable will be repaid to us, and the holder of the note may then look only to us for payment.

The Trustee will act as paying agent for the notes.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of notes to non-U.S. holders (as defined below) that acquire the notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities) or to persons that hold notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment) and does not apply to banks and other financial institutions. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

Holders should consult their tax advisors as to the particular U.S. federal income tax consequences to them of owning and disposing of the notes, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.

A “non-U.S. holder” means any beneficial owner of a note (as determined for U.S. federal income tax purposes), other than a partnership or other pass-through entity, that is not a “U.S. holder.” For purposes of this discussion, a “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes is, or is treated as, a citizen or individual resident of the United States, a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a U.S. person.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Non-U.S. Holders

Stated interest. Subject to the discussion below under “Certain withholding rules,” a non-U.S. holder generally will not be subject to U.S. federal income tax on interest paid or accrued on a note if: (1) the interest is not effectively connected with a U.S. trade or business (or, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States); and (2) the non-U.S. holder satisfies the following requirements:

(1) the non-U.S. holder does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;

(2) the non-U.S. holder is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

(3) the non-U.S. holder certifies to its non-U.S. status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable form).

Alternatively, a non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, where required by an applicable treaty, attributable to a permanent establishment or fixed base within the U.S. (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate).

If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder generally will be subject to U.S. withholding tax on payments of stated interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or W-8BEN-E, if applicable).

Disposition. Subject to the discussion below under “Certain withholding rules,” a non-U.S. holder generally will not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption or other disposition of a note, unless:

(1) the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or

(2) in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources.

Certain withholding rules. Withholding at a rate of 30% generally will be required in certain circumstances on interest payments in respect of, and, for sales or dispositions occurring after December 31, 2016, gross proceeds from the sale or other disposition of, notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, interest payments in respect of, and, for sales or dispositions occurring after December 31, 2016, gross proceeds from the sale or other disposition of, notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which the notes are held will affect the determination of whether withholding under the rules described in this paragraph is required. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises authority or control over the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction with an ERISA Plan may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which the Company or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code, respectively, for certain transactions between an ERISA Plan and a person that is a party in interest or disqualified person solely by reason of providing services to the ERISA Plan or a relationship with such a service provider, provided that, among other things, neither the person transacting with the ERISA Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to the acquisition and holding of the notes or that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Investor Representation

By acceptance of the notes, each purchaser and subsequent transferee of the notes will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition, holding and disposition of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing and holding the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes.

The sale of notes to a Plan is in no respect a representation by the Company, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the underwriting agreement dated as of the date of this prospectus supplement between us and the underwriters named below, for whom J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the notes that appears opposite its name in the table below:

Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$
Wells Fargo Securities, LLC

Total	$

The underwriters are offering the notes subject to their acceptance of the notes and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of     % of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of     % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per note	$
Total	$

Expenses associated with this offering which we will pay, other than underwriting discounts, are estimated to be approximately $1 million.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

Conflicts of Interest

We intend to use net proceeds of this offering, together with other available cash (if necessary), to redeem, repurchase or otherwise retire at or prior to maturity all of our outstanding 2015 Notes. Wells Fargo Securities, LLC or its affiliates hold a portion of our 2015 Notes, and, consequently, may receive more than 5% of the proceeds of this offering, not including underwriting compensation. As a result, such underwriter will have a “conflict of interest” as defined in Rule 5121 adopted by the Financial Industry Regulatory Authority. Consequently, this offering will be conducted in accordance with Rule 5121. No underwriter having a conflict of interest will confirm sales to accounts over which discretionary authority is exercised without the prior written consent of the account holder. In accordance with Rule 5121, a “qualified independent underwriter” is not required because the notes offered are investment grade rated, as that term is defined in Rule 5121.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters or their affiliates hold 2015 Notes and, accordingly, may receive a portion of the net proceeds of the offering in connection with the redemption, repurchase or retirement of the 2015 Notes. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Affiliates of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are agents and lenders under our revolving credit agreement, while J.P. Morgan Securities LLC and Wells Fargo Securities, LLC acted as joint bookrunners and joint lead arrangers thereunder.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offering Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “Act”)) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of such Act does not apply to us and (b) it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters relating to the issuance of the notes will be passed upon for us by Nanette H. Hoff, Interim General Counsel of Kemper, and by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. Ms. Hoff owns less than one percent of our common stock. Certain legal matters relating to the issuance of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus supplement by reference from Kemper’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Kemper’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the notes. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits filed or incorporated by reference as part of the registration statement. For further information with respect to us and the notes, we refer you to the registration statement and the exhibits filed or incorporated by reference as part of the registration statement. Statements contained in this prospectus supplement or the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement or the accompanying prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at kemper.com. The content of our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that (i) we can disclose important information to you by referring you to such information in documents we have filed with the SEC and (ii) such information is considered part of this prospectus supplement. The following documents (File No. 001-18298, except as indicated otherwise) are incorporated by reference into this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in the accompanying prospectus):

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Item 12 in our Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 10-K”) and the information specifically incorporated by reference into the 2013 Form 10-K from our definitive Proxy Statement for the 2014 Annual Meeting of Shareholders; and

•	our Current Reports on Form 8-K filed with the SEC on February 9, 2015 and February 13, 2015.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in the accompanying prospectus) shall be deemed to be incorporated by reference into this prospectus supplement. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus supplement, commencing on the date on which the document is filed. Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

Kemper Corporation

One East Wacker Drive

Chicago, Illinois 60601

Attention: Investor Relations

Tel: (312) 661-4930

PROSPECTUS

KEMPER CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering:

•	common stock;

•	preferred stock;

•	debt securities; and

•	warrants.

We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus at the time of offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “KMPR.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 16 of this prospectus.

Investing in our securities involves risks, including those described under “Risk Factors” beginning on page 2 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in our periodic reports, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 19, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and the manner in which they will be offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading “Where You Can Find More Information” on page 16 of this prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise stated or the context otherwise requires, as used in this prospectus, the words “we,” “us,” “our,” the “Company,” or “Kemper” refer to Kemper Corporation. In “Cautionary Note Regarding Forward-Looking Statements,” such terms refer to Kemper Corporation and its subsidiaries.

You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

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KEMPER CORPORATION

We are a diversified insurance holding company whose primary source of funds for the payment of interest and principal on our obligations or dividends to our shareholders is dividends from our subsidiaries. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments. We were incorporated in Delaware in 1990.

Through our subsidiaries, we are engaged in the property, casualty, life and health insurance businesses. We conduct our operations through four operating segments: Kemper Preferred, Kemper Specialty, Kemper Direct and Life and Health Insurance.

Our property and casualty insurance business operations are primarily conducted through the Kemper Preferred, Kemper Specialty and Kemper Direct segments. The Kemper Preferred segment primarily provides preferred and standard risk personal automobile insurance and homeowners insurance through independent agents. The Kemper Specialty segment provides personal and commercial automobile insurance to individuals and businesses in the non-standard market through independent agents. The non-standard automobile insurance market consists of individuals and companies that have difficulty obtaining standard or preferred risk insurance, usually because of their adverse driving records or claim or credit histories. Kemper Direct underwrites a broad spectrum of personal automobile insurance risks, ranging from preferred to non-standard. Kemper Direct also offers homeowners and renters insurance complementing its automobile insurance business. It currently distributes its products through employer-sponsored voluntary benefit programs and other affinity relationships. The Life and Health Insurance segment provides individual life, accident, health and property insurance.

On February 11, 2014, Kemper announced that it is realigning its property and casualty insurance business. This realignment will result in one Property and Casualty Insurance segment for financial reporting purposes beginning with the first quarter of 2014. Accordingly, Kemper Preferred, Kemper Specialty and Kemper Direct will no longer be reported as business segments beginning with the first quarter of 2014.

Our principal executive offices are located at One East Wacker Drive, Chicago, Illinois 60601, and our telephone number is (312) 661-4600. Our website is kemper.com. The content of our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors described in the section entitled “Risk Factors” in (i) any prospectus supplement; (ii) our most recent Annual Report on Form 10-K; and (iii) any Quarterly Reports on Form 10-Q filed subsequently to such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, and as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Where You Can Find More Information” on page 16 of this prospectus. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Furthermore, additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain information that includes or is based on forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may” and other words and terms of similar meaning in connection with a discussion of future operating, financial performance or financial condition. Forward-looking statements, in particular, include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date such statements were first made. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results and financial condition. The reader should consider the following list of general factors that could affect our future results and financial condition, as well as those discussed under Item 1A., Risk Factors, in our most recent Annual Report on Form 10-K, as updated by Item 1A., Risk Factors, in Part II – Other Information of any subsequent Quarterly Reports on Form 10-Q.

Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are:

Factors related to the legal and regulatory environment in which Kemper and its subsidiaries operate

•	developments in, and outcomes of, initiatives by state officials that could result in significant changes to unclaimed property laws and claims handling practices with respect to life insurance policies, especially to the extent that such initiatives result in retroactive application of new requirements to existing life insurance policy contracts;

•	adverse outcomes in litigation or other legal or regulatory proceedings involving Kemper or its subsidiaries or affiliates;

•	governmental actions, including, but not limited to, implementation of the provisions of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, the Dodd-Frank Wall Street Reform and Consumer Protection, the Risk Management and Own Risk and Solvency Assessment Model Act and other new laws, regulations or court decisions interpreting existing laws and regulations or policy provisions;

•	uncertainties related to regulatory approval of insurance rates, policy forms, license applications and similar matters;

Factors relating to insurance claims and related reserves in the Company’s insurance businesses

•	the incidence, frequency, and severity of catastrophes occurring in any particular reporting period or geographic area, including natural disasters, pandemics and terrorist attacks or other man-made events;

•	the number and severity of insurance claims (including those associated with catastrophe losses) and their impact on the adequacy of loss reserves;

•	changes in facts and circumstances affecting assumptions used in determining loss and loss adjustment expenses reserves;

•	the impact of inflation on insurance claims, including, but not limited to, the effects attributed to scarcity of resources available to rebuild damaged structures, including labor and materials and the amount of salvage value recovered for damaged property;

•	developments related to insurance policy claims and coverage issues, including, but not limited to, interpretations or decisions by courts or regulators that may govern or influence losses incurred in connection with hurricanes and other catastrophes;

•	orders, interpretations or other actions by regulators that impact the reporting, adjustment and payment of claims;

•	changes in the pricing or availability of reinsurance, or in the financial condition of reinsurers and amounts recoverable therefrom;

Factors related to the Company’s ability to compete

•	changes in the ratings by rating agencies of Kemper and/or its insurance company subsidiaries with regard to credit, financial strength, claims paying ability and other areas on which the Company is rated;

•	the level of success and costs incurred in realizing economies of scale and implementing significant business consolidations, reorganizations and technology initiatives;

•	absolute and relative performance of the Company’s products or services;

Factors relating to the business environment in which Kemper and its subsidiaries operate

•	changes in general economic conditions, including performance of financial markets, interest rates, unemployment rates and fluctuating values of particular investments held by the Company;

•	absolute and relative performance of investments held by the Company;

•	heightened competition, including, with respect to pricing, entry of new competitors, introduction of new technologies, refinements of existing products and the development of new products by new and existing competitors;

•	changes in industry trends and significant industry developments;

•	changes in capital requirements, including the calculations thereof, used by regulators and rating agencies;

•	regulatory, accounting or tax changes that may affect the cost of, or demand for, the Company’s products or services or after-tax returns from the Company’s investments;

•	the impact of required participation in windpools and joint underwriting associations, residual market assessments and assessments for insurance industry insolvencies;

•	changes in distribution channels, methods or costs resulting from changes in laws or regulations, lawsuits or market forces;

•	increased costs and risks related to data security; and

•	other risks and uncertainties described from time to time in Kemper’s filings with the SEC.

While we believe that the assumptions underlying such forward-looking statements are reasonable, there can be no assurance that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable or that future events or developments will not cause such statements to be inaccurate. All forward-looking statements contained in this prospectus and the documents we incorporate by reference in this prospectus are qualified in their entirety by this cautionary statement. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements for any changes in events or circumstances or in our expectations or results.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital and other general corporate purposes, including acquisitions, repayment or refinancing of debt, stock repurchases, investments in our subsidiaries and other business opportunities. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. No shares of our preferred stock were outstanding during such periods. Accordingly, the ratio of earnings to combined fixed charges and preference security dividends is not separately stated from the ratio of earnings to fixed charges.

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	7.8x	3.8x	2.2x	5.4x	5.4x

(1)	The ratios of earnings to fixed charges have been computed on a consolidated basis by dividing (a) Income from Continuing Operations before Income Taxes less Equity in Earnings of Equity Method Limited Liability Investments, plus Distribution of Accumulated Earnings of Equity Method Limited Liability Investments, plus fixed charges, and less capitalized interest, by (b) fixed charges. Fixed charges consist of interest on debt and a factor for interest included in rent expense. Income from Continuing Operations before Income Taxes has the meaning as set forth in the Consolidated Statements of Income included in our Annual Report on Form 10-K for the year ended December 31, 2013. Equity in Earnings of Equity Method Limited Liability Investments and Distribution of Accumulated Earnings of Equity Method Limited Liability Investments have the meanings as set forth in the Consolidated Statements of Cash Flows included in our Annual Report on Form 10-K for the year ended December 31, 2013.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities and warrants that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. At the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement, will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.10 per share, and 20,000,000 shares of Preferred Stock, par value $.10 per share, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock. No preferred stock is outstanding as of the date of this prospectus. As of December 31, 2013, there were 55,653,437 shares of our common stock outstanding, and 11,298,441 shares reserved for issuance pursuant to our 2011 Omnibus Equity Plan and predecessor plans. The following is a summary description of the material terms and provisions relating to our capital stock, certificate of incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), but is qualified by reference to the Certificate of Incorporation and Bylaws, copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Voting Rights. Each holder of shares of our common stock is entitled to attend all special and annual meetings of our shareholders. The holders of our common stock have one vote for each share held on all matters voted upon by our shareholders, including the election of directors to our Board of Directors (the “Board of Directors”). Other than the election of directors, if an action is to be taken by vote of our shareholders at a meeting of shareholders at which a quorum is present, it will be decided by a majority of the votes cast with respect to such matter, unless a different vote is required under our Certificate of Incorporation or the General Corporation Law of the State of Delaware (the “DGCL”). In an election of directors at a meeting of shareholders at which a quorum is present, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, provided, however, in the event the number of nominees for director is greater than the number of directors to be elected, directors shall be elected by a plurality of the votes cast.

Dividends. Except for any preferential rights of holders of any preferred stock that may then be issued and outstanding and any other class or series of stock having a preference over the common stock, holders of our common stock are entitled to receive dividends as and when declared by our Board of Directors, from legally available funds.

Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive ratably all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Each outstanding share of common stock includes an attached right under Kemper’s shareholder rights plan, as described in more detail under the heading “Shareholder Rights Plan” on page 10 of this prospectus.

Listing. The common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “KMPR.”

Transfer Agent and Registrar. The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Preferred Stock

Our Certificate of Incorporation authorizes our Board of Directors to issue up to 20,000,000 shares of preferred stock in one or more series, with such distinctive designation or title and in such number of shares as may be authorized by our Board of Directors. Our Board of Directors is authorized to prescribe the relative rights and preferences of each series, and the limitations applicable thereto, including but not limited to the following: (i) the voting powers, full, special, or limited, or no voting powers, of each such series; (ii) the rate, terms and conditions on which dividends will be paid, whether such dividends will be cumulative, and what preference such dividends shall have in relation to the dividends on other series or classes of stock; (iii) the rights, terms and conditions, if any, for conversion of such series of preferred stock into shares of other series or classes of stock; (iv) any right of the Company to redeem the shares of such series of preferred stock, and the price, time, and conditions of such redemption, including the provisions for any sinking fund; and (v) the rights of holders of such series of preferred stock in relation to the rights of other series and classes of stock upon the liquidation, dissolution or distribution of our assets. Unless otherwise provided by our Board of Directors, upon redemption or conversion, shares of preferred stock will revert to authorized but unissued shares and may be reissued as shares of any series of preferred stock. As of the date of this prospectus, 100,000 shares of preferred stock have been designated Series A Junior Participating Preferred Stock and no shares of preferred stock are outstanding.

Certain Statutory, Certificate of Incorporation and Bylaw Provisions Affecting Shareholders

Various provisions of the DGCL and our Certificate of Incorporation and Bylaws, as well as the shareholder rights plan adopted by Kemper and described below, could have the effect of delaying, deferring or discouraging another party from acquiring control of Kemper. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Kemper to first negotiate with our Board of Directors.

The summary set forth below describes certain provisions of the Certificate of Incorporation and Bylaws. The summary is qualified in its entirety by reference to the provisions of the Certificate of Incorporation and Bylaws, copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Certificate of Incorporation and Bylaw Provisions

Special Meetings of Shareholders. Our Certificate of Incorporation and Bylaws do not grant the shareholders the right to call a special meeting of shareholders. Under our Certificate of Incorporation and Bylaws, special meetings of shareholders may be called only by the Chairman of the Board of Directors or by a majority of the Board of Directors then in office.

No Shareholder Action by Written Consent. Our Certificate of Incorporation also provides that shareholders may not take any action by written consent.

Advance Notice Requirements. Our Bylaws set forth advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or other business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of Kemper prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be delivered to the Secretary at the principal executive offices of Kemper not less than 60 nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. The notice must contain specified information concerning the person to be nominated or the business to be brought before the meeting and concerning the shareholder submitting the proposal. The advance notice requirement does not give the Board of Directors any power to approve or disapprove shareholder director nominations or proposals but may have the effect of precluding the consideration of such nominations or proposals at a meeting if the proper notice procedures are not followed.

Blank Check Preferred Stock. Our preferred stock could be deemed to have an anti-takeover effect in that, if a hostile takeover situation should arise, shares of preferred stock could be issued to purchasers sympathetic with our management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.

The effects of the issuance of one or more series of the preferred stock on the holders of our common stock could include:

•	reduction of the amount otherwise available for payments of dividends on common stock if dividends are payable on the series of preferred stock;

•	restrictions on dividends on our common stock if dividends on the series of preferred stock are in arrears;

•	dilution of the voting power of our common stock if the series of preferred stock has voting rights, including a possible “veto” power if the series of preferred stock has class voting rights;

•	dilution of the equity interest of holders of our common stock if the series of preferred stock is convertible, and is converted, into our common stock; and

•	restrictions on the rights of holders of our common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

Business Combinations

Article Seven of the Certificate of Incorporation places certain restrictions on the following transactions with a direct or indirect beneficial owner (including certain former beneficial owners and successors to such beneficial owners) of more than 15% of the voting power of Kemper’s outstanding voting stock (an “Interested Shareholder”):

•	any merger or consolidation of Kemper or any subsidiary with any Interested Shareholder or any other person (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder; or

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any affiliate of any Interested Shareholder of any assets of Kemper or any subsidiary having an aggregate fair market value of $10,000,000 or more; or

•	the issuance or transfer by Kemper or any subsidiary (in one transaction or a series of transactions) of any securities of Kemper or any subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $10,000,000 or more; or

•	the adoption of any plan or proposal for the liquidation or dissolution of Kemper proposed by or on behalf of any Interested Shareholder or any affiliate of any Interested Shareholder; or

•	any reclassification of securities (including any reverse stock split or recapitalization of Kemper) or any merger or consolidation of Kemper with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Kemper or any subsidiary beneficially owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

We may only enter into one of the transactions described above if:

•	the transaction has been approved by a majority of our “continuing directors,” being (A) members of our original Board of Directors, (B) persons unaffiliated with an Interested Shareholder who were members of the Board of Directors prior to such person or entity becoming an Interested Shareholder, or (C) successors of continuing directors who were recommended to succeed continuing directors by a majority of continuing directors then on the Board of Directors; or

•	(A) the transaction has been approved by the affirmative vote of 75% of the voting power of our outstanding voting stock, voting together as a single class, (B) the consideration to be received by the holders of each class or series of our capital stock is not less than the highest price paid by the Interested Shareholder for any shares of such class or series during the preceding 24 months, and (C) is either in cash or in the form of consideration previously used by the Interested Shareholder to acquire the largest number of shares of such class or series previously acquired by such Interested Shareholder, and certain other conditions have been met.

Business Combination Statute

We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested shareholder” for three years following the date that the person became an interested shareholder, unless the interested shareholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving the Company or one of its subsidiaries and the “interested shareholder” or the sale of more than 10% of Kemper’s assets. In general, an “interested shareholder” is any entity or person beneficially owning 15% or more of Kemper’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 makes it more difficult for an interested shareholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board of Directors, and as a result could discourage attempts to acquire the Company, which could depress the market price of its common stock.

Shareholder Rights Plan

On August 4, 2004, our Board of Directors declared a dividend of one right for each outstanding share of our common stock to shareholders of record at the close of business on August 16, 2004 and the attachment of one right for each subsequently issued share of common stock. Subject to adjustment, each right entitles the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $150 per right. The description and terms of the rights are set forth in a Rights Agreement dated August 4, 2004 (as amended May 4, 2006 and October 9, 2006, the “Rights Agreement”) between Kemper and Computershare Trust Company, N.A., as successor Rights Agent.

Generally, if a person or group acquires 15% or more (22% or more in the case of our existing shareholder, Singleton Group LLC, and certain related persons) of our outstanding shares of common stock (or upon occurrence of certain other events), the rights (other than those held by the acquiring person) become exercisable and generally entitle the holder to purchase shares of our common stock at a 50% discount. The rights, which expire on August 4, 2014, are redeemable by us at a redemption price of $0.01 per right.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire our company in certain circumstances. Accordingly, the existence of the rights may deter certain acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of our Board of Directors to negotiate with a potential acquiror on behalf of all of the shareholders.

The foregoing description of the rights is not complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series which may be senior or subordinated and which may be convertible into another security. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture anticipated to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and the applicable supplemental indenture, if any, and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and the applicable supplemental indenture, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon us may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors, if any, of the debt securities and the terms of the guarantors’ guarantees of the debt securities (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or we can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	whether the debt securities will be secured or unsecured and, if the debt securities are to be secured, the terms on which the debt securities will be so secured;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the law of the State of New York.

Concerning the Trustee

We anticipate appointing the trustee under the indenture as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. The trustee and/or its affiliates may provide banking, trust and other services to us in the ordinary course of their respective businesses.

There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreement and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock, preferred stock or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•	the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, Kemper may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of securities, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from Kemper’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Kemper’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at kemper.com. The content of our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that (i) we can disclose important information to you by referring you to such information in documents we have filed with the SEC and (ii) such information is considered part of this prospectus. The following documents (File No. 1-18298, except as indicated otherwise) are incorporated by reference into this prospectus (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in any accompanying prospectus supplement):

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012 from our definitive Proxy Statement for the 2013 Annual Meeting of Shareholders;

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2014 and February 7, 2014;

•	the description of our common stock contained in our registration statement on Form 10 filed with the SEC on February 16, 1990 (File. No. 0-18298), including all amendments and reports filed for the purpose of updating such description; and

•	the description of our Preferred Share Purchase Rights pursuant to Rights Agreement contained in our registration statement on Form 8-A filed with the SEC on August 6, 2004, including all amendments and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

Kemper Corporation

One East Wacker Drive

Chicago, Illinois 60601

Attention: Investor Relations

Tel: (312) 661-4930

$

Kemper Corporation

    % Senior Notes due 20

Prospectus Supplement

                    , 2015

Joint Book-Running Managers

J.P. Morgan

Wells Fargo Securities